Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR CYRAS SYSTEMS, LLC 4 1/2% CONVERTIBLE SUBORDINATED
NOTES DUE AUGUST 15, 2005
(CUSIP NUMBER 23281W-AA-9)

      As set forth in the Offer to Purchase dated April 1, 2002 (the “Offer to Purchase”) of CIENA Corporation and Cyras Systems, LLC (collectively, the “Offerors”) and in the accompanying Letter of Transmittal and instructions thereto (which, as amended from time to time, together with the Offer the Purchase, constitute the “Offer”), this form or one substantially equivalent hereto must be used to accept the Offer to purchase all of the outstanding Cyras Systems, LLC 4 1/2% Convertible Subordinated Notes due August 15, 2005 (the “Notes”) if (i) time will not permit the Letter of Transmittal, the Agent’s Message or other required documents to reach the Depositary prior to 5:00 p.m. New York City time on April 29, 2002 or prior to the end of any applicable extension period for the Offer (the “Expiration Date”), or (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by a firm which is a bank, broker, dealer, credit union, savings association, or other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, to the Depositary as set forth below. All capitalized terms not defined herein are defined in the Offer to Purchase and the Letter of Transmittal.

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
APRIL 29, 2002 UNLESS THE OFFER IS EXTENDED. TENDERS OF
NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M.
ON THE EXPIRATION DATE.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE DELIVERED

TO THE DEPOSITARY:

STATE STREET BANK AND TRUST COMPANY

OF CALIFORNIA, N.A.

CORPORATE TRUST DEPARTMENT

633 WEST 5TH STREET
12TH FLOOR
LOS ANGELES, CALIFORNIA 90071

BY FACSIMILE:

(213) 362-7357

CONFIRM BY TELEPHONE:

(213) 362-7345

Delivery of this instrument to an address, or transmission via telegram, telex or facsimile, other than as set forth above
will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Offerors, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The undersigned agrees that tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned agrees that tenders of Notes pursuant to the Offer may be withdrawn any time prior to the Expiration Date as provided in the Offer to Purchase. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signature(s) of Registered Holder(s) or
Authorized Signatory:

Name(s) of Registered Holder(s):

Address:

Area Code and Telephone No.:

Principal Amount of Notes
Tendered:

If Notes will be delivered by book-entry transfer at The Depository Trust Company, provide account number
Depository Account No.:

Date:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Notes exactly as its (their) name(s) appear on a security position listing as the owner of Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name(s):

Capacity:

Address:

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association, or other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (each, an “Eligible Institution”), hereby (a) represents that each holder of Notes on whose behalf this tender is being made “own(s)” the Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Notes complies with such Rule 14e-4, and (c) guarantees that, within three Nasdaq trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), or an Agent’s Message, together with confirmation of the book-entry transfer of such Notes into the Depositary’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase, if required, and required documents will be deposited by the undersigned with the Depositary. The undersigned acknowledges that it must deliver the required documents tendered hereby to the Depositary within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Authorized Signature
Address:	Name:

Title:

Date:

Area Code and Telephone No.: